UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure

On June 9, 2014, PPL Corporation ("PPL") issued a press release announcing the signing of definitive agreements with Riverstone Holdings LLC ("Riverstone") to form a new, publicly traded independent power producing company, Talen Energy Corporation ("Talen Energy").  A copy of the press release is furnished as exhibit 99.1 to this Report and incorporated herein by reference.  Pursuant to the agreements, PPL will contribute its wholly owned subsidiary, PPL Energy Supply, LLC ("PPL Energy Supply"), to Talen Energy and distribute Talen Energy to PPL shareowners in a tax free spinoff transaction.  Immediately following the spinoff, Riverstone will contribute its merchant generation business to Talen Energy in exchange for shares of Talen Energy common stock, with the result that upon completion of the transactions, holders of PPL common stock will own 65% of Talen Energy and Riverstone will own 35% of Talen Energy.

On June 9, 2014, PPL announced that on June 10, 2014 at 8:30 A.M. eastern time, it will hold a live internet webcast of its management’s teleconference with financial analysts to discuss this transaction.  A copy of the slide presentation to be used with the webcast is furnished as exhibit 99.2 to this Report and incorporated herein by reference. Additionally, a copy of the slides will be available on the investor portion of PPL’s website for 30 days following the webcast.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press Release, dated June 9, 2014, announcing PPL, Riverstone to Form One of the Nation’s Largest Independent Power Producers.

	99.2 -	Slides to be used on the June 10, 2014 webcast among members of PPL’s senior management and financial analysts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  June 9, 2014